Exhibit 25

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 13, 2018

AMR ASSOCIATES, L.P.

	By:	2012 Helen R. Butler Trust U/A/D June 22, 2012, General Partner

	By:	/s/ Helen R. Butler
Helen R. Butler
Trustee

REPORTING INDIVIDUALS

/s/ Helen R. Butler
Name:	Helen R. Butler on behalf of herself and as:
Attorney-in-Fact for Alfred M. Rankin, Jr.*
Attorney-in-Fact for Clara T. Rankin Williams*

Attorney-in-Fact for Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B. H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams*

Attorney-in-Fact for Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B. H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams*

Attorney-in-Fact for Clara Rankin Butler 2002 Trust, dated November 5, 2002*
Attorney-in-Fact for Griffin Bedwell Butler 2002 Trust, dated November 5, 2002*

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 1 to the Schedule 13D filed on March 10, 2017, at page 28.